Exhibit 24.4

Special Power of Attorney

KNOW ALL MEN BY THESE PRESENTS:   That each of the undersigned:

Lorraine Duca

(jointly and severally hereinafter collectively called “Principal”) make, constitute and appoint MAURICE J. DUCA as Principal’s true and lawful Attorney to act for Principal and in Principal’s name, place and stead and for Principal’s use and benefit:

To act on Principal’s behalf in all matters relating to Principal’s ownership interest in any assets held in Principal’s name and under the management of Cimarron Management Company, Inc.

Principal hereby grants to said attorney in fact full power and authority to do and perform each and every act and thing which may be necessary or convenient in connection with any of the foregoing, as fully, to all intents and purposes, as Principal might or could do if personally present, hereby ratifying and confirming all that Principal’s said attorney in fact shall lawfully do or cause to be done by authority hereof.

Where the context so requires, the singular number includes the plural.

WITNESS my hand this 13th day of January, 2003.

/s/ Lorraine Duca
Lorraine Duca